Exhibit 99.1

August 18, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Participate in Citi MLP Conference

TULSA, Okla. – Aug. 18, 2014 – ONEOK Partners, L.P. (NYSE: OKS) will participate in the Citi One-on-One Master Limited Partnership/Midstream Infrastructure Conference on Wednesday and Thursday, Aug. 20-21, 2014, in Las Vegas, Nevada.

Terry K. Spencer, ONEOK Partners president and chief executive officer, and Derek S. Reiners, ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials used at the conference will be accessible on ONEOK Partners’ website, www.oneokpartners.com, on Wednesday, Aug. 20, beginning at 5 a.m. Pacific Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.5 percent of the overall partnership interest, as of June 30, 2014.
For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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